Exhibit 10.23

LTIP UNIT GRANT NOTICE

UNDER THE

pjt partners holdings lp LIMITED PARTNERSHIP aGREEMENT AND

THE PJT PARTNERS INC. 2015 OMNIBUS INCENTIVE PLAN

(Earn-Out Unit Grant)

PJT Partners Holdings LP (the “Partnership”), pursuant to the PJT Partners Inc. (the “Company”) 2015 Omnibus Incentive Plan (as amended, modified or supplemented from time to time, the “Plan”), the Partnership’s Second Amended and Restated Limited Partnership Agreement, dated as of October 1, 2015 (as amended, modified or supplemented from time to time, the “LPA”), and, to the extent that the issuance hereunder is in exchange for Acquired Interests (as defined in the Transaction Agreement) transferred by the Participant, pursuant to Section 2.2(a) of the Transaction Agreement, hereby grants to the Participant set forth below the number of LTIP Units set forth below.  The LTIP Units are subject to all of the terms and conditions as set forth herein, in the LTIP Unit Award Agreement (attached hereto), the LPA and, if applicable, the Transaction Agreement, all of which are incorporated herein in their entirety. The LTIP Units are subject to the terms and conditions set forth in the Plan and the Plan is incorporated herein, except as otherwise provided in Section 11 of the LTIP Unit Award Agreement. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the LPA, as applicable.

Participant:	[Name]
Date of Grant:	October 1, 2015
Number of LTIP Units:	[Insert number of units]
Normal Vesting Schedule:

Except as otherwise provided in this Grant Notice, each “Performance Tranche” of the LTIP Units shall vest upon the achievement of both the “Performance Condition” and the “Service Condition” (each as defined below) with respect to such Performance Tranche.

Performance Condition. The “Performance Condition” shall be deemed satisfied with respect to a “Performance Tranche” of LTIP Units if the Class A common stock of the Company (the “Common Stock”) achieves the designated per share price target for such tranche based on the volume-weighted average share price of the Common Stock over any 30 consecutive trading-day period ending prior to October 1, 2021 as reflected on the New York Stock Exchange or other such primary stock exchange with which the Common Stock is listed and traded (the “VWAP”). The five relevant “Performance Tranches” and their respective “Performance Conditions” are set forth below:

Performance Tranche	Performance Condition
$48 Tranche (20% of LTIP Units)	$48.00 VWAP
$55 Tranche (20% of LTIP Units)	$55.00 VWAP
$63 Tranche (20% of LTIP Units)	$63.00 VWAP
$71 Tranche (20% of LTIP Units)	$71.00 VWAP
$79 Tranche (20% of LTIP Units)	$79.00 VWAP

Service Condition. The “Service Condition” with respect to each Performance Tranche shall be deemed satisfied as follows (provided, in each case, that the Participant has not undergone a Termination at the time of the applicable Service Condition vesting date or event):

•	20% of each Performance Tranche will satisfy the Service Condition on October 9, 2017;
•	30% of each Performance Tranche will satisfy the Service Condition on October 9, 2018; and
•	50% of each Performance Tranche will satisfy the Service Condition on October 9, 2019.

provided, however, upon a Change in Control (as defined in the Plan) that occurs prior to the Participant undergoing a Termination, (i) the Service Condition will be deemed fully satisfied, and (ii) the Performance Conditions will be satisfied if the Common Stock achieves the designated per share price target for the applicable Performance Tranche based on the per share price paid in such Change in Control.

Treatment upon Termination:

In the event of a Termination other than by the Participant without Good Reason or by the Partnership for Cause, then (x) the Service Condition shall be deemed fully satisfied with respect to any Performance Tranche for which the Performance Condition was met on or prior to the date of such Termination and (y) all of the Participant’s unvested LTIP Units will be forfeited to the extent the Performance Condition for any Performance Tranche has not been satisfied, unless otherwise determined by Founder (or if the Founder ceases to provide services to the Company, the Committee).

Forfeiture Events:

In the event of the Participant’s breach of Section I.A., I.B. or I.C. of that certain Partner Non-Competition and Non-Solicitation Agreement between the Participant and the Partnership dated [        ], that is not cured within thirty (30) days following written notice specifying any such breach in reasonable detail, any then unvested LTIP Units shall be forfeited automatically without further action.

In the event of a Termination by the Participant without Good Reason or by the Partnership for Cause, any then unvested LTIP Units shall be forfeited automatically without further action.

Distributions:

LTIP Units that have become Participating LTIP Units hereunder shall be entitled to distributions under Section 4.01 of the LPA.  For the avoidance of doubt, tax distributions shall be made with respect to the number of LTIP Units granted hereunder (without regard to whether any are Participating LTIP Units) in accordance with Section 4.01 of the LPA.

Exchange of Acquired Interests:

The excess of (i) the value of the Acquired Interests transferred by the Participant over (ii) the value of the Class A Units received in exchange for such Acquired Interests (such excess, the “Excess Value”), if any, in each case as determined by the General Partner on the basis of a hypothetical liquidation of the applicable partnerships in accordance with the principles of Revenue Procedure 93-27, 1993-2 C.B. 343, shall be attributed to specific LTIP Units of the Participant in accordance with Section 5.03(a)(ii)(B) of the LPA, assuming that such Excess Value were Liquidating Gain.  LTIP Units that are attributed any Excess Value shall be “capital interests” rather than “profits interests.”

Definitions:	“Cause” shall have the meaning set forth in the Partner Agreement.

“Closing Date” means October 1, 2015.

“Founder” means Paul J. Taubman.

“Good Reason” shall have the meaning set forth in the Partner Agreement.

“LTIP Unit” shall have the meaning set forth in the LPA.

“Participating LTIP Unit” shall mean any LTIP Unit that has satisfied the applicable Performance Condition.

“Partner Agreement” means that certain partner agreement by and between the Participant and PJT Partners Holdings LP, as amended, modified or supplemented from time to time.

“Restriction Period” shall have the meaning set forth in the Partner Agreement.

“Transaction Agreement” shall mean the Transaction Agreement, dated as of October 9, 2014, by and among The Blackstone Group L.P., Blackstone Holdings I L.P., New Advisory GP L.L.C., the Partnership, PJT Capital LP, PJT Management, LLC, Paul J. Taubman and certain other limited partners of the Partnership, as amended.

*    *    *

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS LTIP UNIT GRANT NOTICE, THE LTIP UNIT AWARD AGREEMENT, THE LPA, THE PLAN, AND, IF APPLICABLE, THE TRANSACTION AGREEMENT, AND, AS AN EXPRESS CONDITION TO THE GRANT OF LTIP UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS LTIP UNIT GRANT NOTICE, THE LTIP UNIT AWARD AGREEMENT, THE LPA, THE APPLICABLE PROVISIONS OF THE PLAN AND, IF APPLICABLE, THE TRANSACTION AGREEMENT.

Participant

pjt partners holdings lp

By: PJT Partners Inc., its general partner

By: James W. Cuminale
Title: General Counsel

LTIP UNIT AWARD AGREEMENT

UNDER THE

pjt partners Inc.2015 OMNIBUS INCENTIVE PLAN AND

PJT PARTNERS HOLDINGS LP LIMITED PARTNERSHIP AGREEMENT

(Earn-Out Unit Grant)

Pursuant to the LTIP Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this LTIP Unit Award Agreement (this “LTIP Unit Award Agreement”), the PJT Partners Inc. 2015 Omnibus Incentive Plan (as amended, modified or supplemented from time to time, the “Plan”), and the PJT Partners Holdings LP Second Amended and Restated Limited Partnership Agreement, dated as of October 1, 2015 (as amended, modified or supplemented from time to time, the “LPA”) and, if applicable, the Transaction Agreement, PJT Partners Holdings LP (the “Partnership”) and the Participant agree as follows.  Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan, the LPA or in the Grant Notice, as applicable.

1. Grant of LTIP Units.  Subject to the terms and conditions set forth herein and the applicable terms and conditions set forth in the Plan, the Partnership hereby grants to the Participant the number of LTIP Units provided in the Grant Notice.  The Partnership reserves all rights with respect to the granting of additional LTIP Units hereunder and makes no implied promise to grant additional LTIP Units.

2. Vesting.  Subject to the terms and conditions contained herein and the applicable terms and conditions set forth in the Plan, the LTIP Units issued under any Grant Notice shall vest and the restrictions on such LTIP Units shall lapse as provided in the applicable Grant Notice.

3. Partnership; Participant.

(a) The term “Partnership” as used in this LTIP Unit Award Agreement with reference to employment shall include the Partnership and its affiliates.

(b) Whenever the word “Participant” is used in any provision of this LTIP Unit Award Agreement under circumstances where the provision should logically be construed to apply to the Personal Planning Vehicles, the Permitted Transferees, the executors, the administrators, or the person or persons to whom the LTIP Units may be transferred as otherwise contemplated under the LPA, by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

4. Non-Transferability. The LTIP Units are not transferable by the Participant except in accordance with Section 8.03 of the LPA.  Except as otherwise provided herein, no purported assignment or transfer of the LTIP Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the LTIP Units shall terminate and become of no further effect.

5. Notice.  Every notice or other communication relating to this LTIP Unit Award Agreement between the Partnership and the Participant shall be in writing, and shall be mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Partnership shall be mailed or delivered to the Partnership at its principal executive office, to the attention of the Office of the General Counsel, and all notices or communications by the Partnership to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Partnership’s records.  Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

6. No Right to Continued Service.  This LTIP Unit Award Agreement does not confer upon the Participant any right to continue as an employee, partner or other service provider to the Partnership.

7. Binding Effect.  This LTIP Unit Award Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

8. Waiver and Amendments.  Except as otherwise set forth in Section 13 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this LTIP Unit Award Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Partnership’s behalf by the Committee.  No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

9. Governing Law. This LTIP Unit Award Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.  Notwithstanding anything contained in this LTIP Unit Award Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Partnership relating to this LTIP Unit Award Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

10. LPA; Other Documents. The terms and provisions of the Plan, the LPA (including with respect to the conversion of LTIP Units into Class A Units) and, if applicable, the Transaction Agreement, are incorporated by reference and made a part of this LTIP Unit Award Agreement as though set forth in full herein.  In the event of a conflict or inconsistency between the terms and provisions of the LPA and the provisions of the Transaction Agreement (if applicable), or between the terms of the LPA and this LTIP Unit Award Agreement, the LPA shall govern and control.  By execution of this LTIP Unit Award Agreement, the Participant hereby irrevocably constitutes and appoints the Partnership as such Participant’s true and lawful agent and attorney in fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record, and file the LPA in the form of Exhibit A attached hereto.

11. Plan.  Pursuant to Section 13(q) of the Plan, in the event of a conflict or inconsistency as between the Plan and the LPA or as between the Plan and this LTIP Unit Award Agreement (including the Issuance Notice), the LPA and this LTIP Unit Award Agreement (including the Issuance Notice) shall govern and control, respectively; and the terms and provisions of the Plan are incorporated by reference and made a part of this Class A Issuance Agreement as though set forth herein to the extent not so in conflict or inconsistent.  For purposes of clarity or otherwise, the following Plan provisions shall have limited or no application to the LTIP Units issued hereunder, as described below:

(a)	Section 4 (Administration) of the Plan shall not apply, and instead the following provision shall apply:

The Committee shall have the power to interpret this LTIP Unit Award Agreement, and notwithstanding any provision of the Plan to the contrary (and irrespective of any conflict with the Plan), with respect to all action taken and all interpretations and determinations made by the Committee, such actions, interpretation and determinations shall be subject to de novo review in any dispute, controversy or claim initiated by the Participant (or the Participant’s heirs, successors or assigns) or the Partnership.

(b)	Section 4(c) (Administration) of the Plan shall not be construed to limit the provisions regarding reallocation of Forfeited Units under the LPA.
(c)

Section 5(c) (Grant of Awards; Shares and Partnership Interests Subject to the Plan; Limitations) of the Plan shall not be construed to limit the ability of the Founder to reallocate Forfeited Units under the LPA.

(d)	To the extent contemplated therein, the LPA shall govern and control the subject matter contained in Section 12(a) (Changes in Capital Structure and Similar Events) of the Plan.
(e)	To the extent contemplated therein, the LPA shall govern and control the subject matter contained in Section 13(a) (Amendment and Termination of the Plan) of the Plan.
(f)	To the extent contemplated therein, the LPA shall govern and control the subject matter contained in Section 13(b) (Amendment of Award Agreements) of the Plan.
(g)	To the extent contemplated therein, the LPA shall govern and control the subject matter contained in Section 13(d) (Nontransferability) of the Plan.
(h)	Section 13(e) (Dividends and Dividend Equivalents) of the Plan shall not be construed to limit the ability of the Partnership to pay Tax Distributions under the LPA.

(i)	The LPA shall govern and control the subject matter contained in Section 13(n)(i) (Government and Other Regulations) of the Plan.
(j)

Section 13(n)(ii) (Government and Other Regulations) of the Plan shall not apply except to the extent required by applicable law or the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the shares of common stock under the Plan is listed or quoted.

(k)

Section 13(y) (Clawback/Repayment) of the Plan shall not apply except to the extent required by applicable law or the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the shares of common stock under the Plan is listed or quoted.

(l)

Section 13(z) (Detrimental Activity) of the Plan shall not apply except to the extent required by applicable law or the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the shares of common stock under the Plan is listed or quoted.

(m)	Section 12(b) (Changes in Capital Structure and Similar Events) of the Plan shall not apply to the LTIP Units, and the LPA shall govern and control the subject matter contained therein;
(n)	The LTIP Units issued hereunder shall not constitute a “Performance Compensation Award” as defined in Section 2(nn) of the Plan.

12. Recapitalizations, Exchanges, Etc., Affecting LTIP Units.  The provisions of this LTIP Unit Award Agreement shall apply, to the full extent set forth herein with respect to LTIP Units, to any and all securities of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the LTIP Units, by reason of any dividend, distribution, combination, recapitalization, reclassification, merger, consolidation or otherwise.

13. Joinder.  The Participant is hereby joined as a party to the LPA, Exchange Agreement, Tax Receivable Agreement and Registration Rights Agreement (as defined in the Transaction Agreement), and shall execute such additional documents or certificates as the Partnership reasonably requests to evidence the same.

14. Section 83(b) Election. Within 10 days after the Date of Grant, the Participant shall provide the Partnership with a copy of a completed election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder in the form of Exhibit B hereto. The Participant shall timely (within 30 days of the Date of Grant) file (via certified mail, return receipt requested) such election with the Internal Revenue Service and shall thereafter notify the Partnership that the Participant has made such timely filings.  The Participant should consult Participant’s tax advisor regarding the consequences of Section 83(b) elections, as well as the receipt, vesting, holding and sale of the LTIP Units.